Notice: The signature to this assignment must correspond with the name as written upon the back of the certificate in every particular, without alteration or enlargement of any change whatever.

The following abbreviations when used in the inscription on the face of the Certificate shall be construed as though they were written out in full according to applicable laws.

---------------------------------------------------------------------------------------------------------------
TEN COM    -- as tenants in common                     UNIF GIFT MIN ACT       --......Custodian.........
---------------------------------------------------------------------------------------------------------------
TEN ENT    -- as tenants by the entireties                                     (Cust)             (Minor)
---------------------------------------------------------------------------------------------------------------
JT TEN     -- as joint tenants with right of                                   Under Uniform Gifts to Minors
           survivorship and not as tenant in common                            Act.....................
                                                                                        (State)
---------------------------------------------------------------------------------------------------------------


Additional abbreviations may also be used though not in the above list.

For value received, _____ hereby sell, assign and transfer unto
Please insert social security or other
identification number of assignee
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
________________________________________________________________________________
_________________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint
____________________________________________________________________ Attorney to
transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated __________________

       In presence of                       ____________________________________
_______________________________________

The Corporation may issue more than one class of stock. Upon the request of a stockholder, and without charge, the Corporation will provide a description of each class of stock that the Corporation is authorized to issue, including the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class, and, with respect to any preferred or special class in series, the differences in the relative rights and preferences between the shares of each shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series.

              Incorporated under the laws of the State of Maryland

                          Cohen & Steers Premium Income
                                Realty Fund, Inc.

                             Total authorized issue
                     100,000,000 shares par value $.001 each
                                  Common Stock


This is to Certify that _________________________________________________ is the
owner of fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate, properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:


___________________________________        _____________________________________
          Secretary/Treasurer                           President